CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report of Form S-1 (File No. 333-271350) of (Marky Corp) of our report, dated March 31, 2023, on our audit of the financial statements of Marky Corp for period from inception (April 28, 2022) to January 31, 2023. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ Bolko and Company
Boca Raton, Florida
June 13, 2023